EXHIBIT 1.2

BA CREDIT CARD TRUST

BASERIES

CLASS A(2015-2) NOTES

TERMS AGREEMENT

Dated: April 22, 2015

To: BA CREDIT CARD FUNDING, LLC

Re: Underwriting Agreement dated April 22, 2015

Series Designation: BAseries

Underwriters: The Underwriters named on Schedule I attached hereto are the "Underwriters" for the purpose of this Agreement and for the purposes of the above referenced Underwriting Agreement as such Underwriting Agreement is incorporated herein and made a part hereof.

Terms of the Class A(2015-2) Notes:

Initial Principal Amount	Interest Rate or Formula	Price to Public

$1,200,000,000	1.36% per annum	99.98800%

Interest Payment Dates: The 15th day of each month or if that day is not a Business Day, as defined in the Indenture, the next succeeding Business Day, commencing June 15, 2015.

Indenture: The Third Amended and Restated Indenture dated as of October 1, 2014, between BA Credit Card Trust, as Issuer, and The Bank of New York Mellon, as Indenture Trustee, as acknowledged and accepted by Bank of America, National Association, as Servicer.

Indenture Supplement: The Second Amended and Restated BAseries Indenture Supplement dated as of October 1, 2014.

Terms Document: The Class A(2015-2) Terms Document dated as of April 29, 2015.

Pooling and Servicing Agreement: The Third Amended and Restated Pooling and Servicing Agreement dated as of October 1, 2014, among BA Credit Card Funding, LLC (the "Company"), as Transferor, Bank of America, National Association (the "Bank"), as Servicer, and the Bank of New York Mellon, as Master Trust Trustee.

Series Supplement: The Fourth Amended and Restated Series 2001-D Supplement dated as of October 1, 2014.

Purchase Price: The purchase price payable by the Underwriters for the Notes covered by this Agreement will be the following percentage of the principal amounts to be issued:

Per Class A(2015-2) Note: 99.73800%

Registration Statement: 333-189460, 333-189460-01, 333-189460-02.

Underwriting Commissions, Concessions and Discounts: The Underwriters' discounts and commissions, the concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the Class A(2015-2) Notes, shall be as follows:

Underwriting Discounts and Concessions	Selling Concessions	Reallowance

0.250%	0.150%	0.075%

Time of Sale: 2:30 p.m. (Eastern Time) on April 22, 2015 (the time the first contract of sale was entered into as designated by the Representative).

Closing Date: Pursuant to Rule 15c6-1(d) under the Securities Exchange Act of 1934, as amended, the Underwriters, the Company, the Bank and the Issuer hereby agree that the Closing Date shall be April 29, 2015, New York Time.

Location of Closing: Chapman and Cutler LLP, 1717 Rhode Island Avenue, N.W., Washington, D.C. 20036-3026.

Payment for the Notes: The Underwriters agree, severally and not jointly, subject to the terms and provisions of the above referenced Underwriting Agreement which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the above referenced Class A(2015-2) Notes set forth opposite their names on Schedule I hereto.

Representations of the Underwriters: Each Underwriter of the Class A(2015-2) Notes has represented and agreed that: (a) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") with respect to anything done by it in relation to the Class A(2015-2) Notes in, from or otherwise involving the United Kingdom; and (b) it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Class A(2015-2) Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

As Underwriter or as a Representative
of the Underwriters named in Schedule I hereto

By:	/s/ William A. Glenn
Name: William A. Glenn
Title: Managing Director

Accepted:

BANK OF AMERICA, NATIONAL ASSOCIATION

By:	/s/ Keith W. Landis
	Name:	Keith W. Landis
	Title:	V.P.

 BA CREDIT CARD TRUST

By: BA CREDIT CARD FUNDING, LLC, not

in its individual capacity but solely as Beneficiary

on behalf of the Issuer

By:	/s/ Keith W. Landis
	Name:	Keith W. Landis
	Title:	V.P.

BA CREDIT CARD FUNDING, LLC

By:	/s/ Keith W. Landis
	Name:	Keith W. Landis
	Title:	V.P.

[Signature Page to the BA Credit Card Trust

(BAseries Class A(2015-2)) Terms Agreement]

SCHEDULE I

UNDERWRITERS

$1,200,000,000 Principal Amount of BAseries Class A(2015-2) Notes

Underwriters	Principal Amount
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$1,020,000,000
Citigroup Global Markets Inc.	$45,000,000
Deutsche Bank Securities Inc.	$45,000,000
Mitsubishi UFJ Securities (USA), Inc.	$45,000,000
RBC Capital Markets, LLC	$45,000,000
Total	$1,200,000,000